    As filed with the Securities and Exchange Commission on October 19, 2000
                                                        Registration No. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               INVIVO CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                                 77-0115161
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                  Identification No.)

              4900 HOPYARD ROAD, #210 PLEASANTON, CALIFORNIA 94588
                    (Address of principal executive offices)

                             1994 Stock Option Plan
                            (Full title of the plan)

                                 JOHN F. GLENN,
                             VICE PRESIDENT, FINANCE
                               INVIVO CORPORATION
                             4900 HOPYARD ROAD, #210
                          PLEASANTON, CALIFORNIA 94588
                                 (925) 468-7600
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                                   Copies to:
                             Daniel J. Winnike, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306


                         CALCULATION OF REGISTRATION FEE

-------------------------------------- ---------------- ---------------------- --------------------- ---------------------
                                           AMOUNT         PROPOSED MAXIMUM           PROPOSED
           TITLE OF SHARES                  TO BE             AGGREGATE         MAXIMUM AGGREGATE        AMOUNT OF
          TO BE REGISTERED               REGISTERED        PRICE PER SHARE        OFFERING PRICE      REGISTRATION FEE
-------------------------------------- ---------------- ---------------------- --------------------- ---------------------
-------------------------------------- ---------------- ---------------------- --------------------- ---------------------

Common Stock,
par value $0.01 per share                  200,000                  $11.063(1)      $2,212,600(1)             $585
-------------------------------------- ---------------- ---------------------- --------------------- ---------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the average of the high and low price of the Registration's Common Stock as reported on the Nasdaq National Market on October 16, 2000.

                                    PART II:
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement by reference:

         (a) the Issuer's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

         (b) the description of the Issuer's Common Stock contained in the Company's Registration Statement on Form 8-A dated June 15, 1987, File No. 0-15963.

         All documents subsequently filed by the Issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by sections 102 and 145 of the Delaware General Corporation Law, the Registrant's certificate of incorporation eliminates, to the fullest extent permitted by the Delaware General Corporation Law, a director's personal liability for monetary damages to the Registrant and its stockholders for breach of fiduciary duty as a director. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except for the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant has entered into indemnity agreements with its officers and directors (each an "Indemnitee"). Under such indemnity agreements, the Registrant must indemnify an Indemnitee for expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or officer of the Registrant, provided that no indemnification for such expenses shall be made if Indemnitee is adjudged to be liable to the Registrant, except as deemed proper by an appropriate court. The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

         The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omission while acting in their official capacities.

         There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.


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ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


          EXHIBIT
           NUMBER                                DESCRIPTION OF DOCUMENT

             4.1       1994 Stock Option Plan

             4.2       Form of Incentive Stock Option Agreement (incorporated by reference to exhibit number 4.2 to the Registrant's Registration Statement on Form S-8,
                       Registration Statement No. 33-88798).

             4.3       Form of Non-Qualified Stock Option Agreement (incorporated by reference to exhibit number 4.3 to the Registrant's Registration Statement on Form S-8,
                       Registration Statement No. 33-88798).

             5.1       Opinion of Fenwick & West LLP

            23.1       Consent of KPMG Peat Marwick LLP

            23.2       Consent of Fenwick & West LLP (included in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a


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

court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on October 20, 2000.

                                            INVIVO CORPORATION

                                            By: /s/ James B. Hawkins
                                                ________________________________
                                                James B. Hawkins, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



               SIGNATURE                                        TITLE                                  DATE

/s/ James B. Hawkins                     President, Chief Executive Officer and Director      October 20, 2000
-------------------------------          (principal executive officer)
James B. Hawkins

/s/ John F. Glenn                        Vice President, Finance and Chief Financial          October 20, 2000
-------------------------------          Officer (principal financial officer and
John F. Glenn                            principal accounting officer)

                                         Chairman of the Board
-------------------------------
Earnest C. Goggio

/s/ George S. Sarlo                      Director                                             October 20, 2000
-------------------------------
George S. Sarlo

                                         Director
-------------------------------
Lareen Debuono

/s/ Roger Susi                           Director                                             October 20, 2000
-------------------------------
Roger Susi



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                                  EXHIBIT LIST



      Exhibit
      Number                       Description of Document
-------------------   ----------------------------------------------------

        4.1             1994 Stock Option Plan


        5.1             Opinion of Fenwick & West LLP


       23.1             Consent of KPMG Peat Marwick LLP



       23.2             Consent of Fenwick & West LLP (included in Exhibit 5.1)





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